SCHEDULE 14A
                    Proxy Statement Pursuant to Section 14(a)
            of the Securities Exchange Act of 1934 (Amendment No. __)


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         (as permitted by Rule 14a-6(e)(2))
[  ]     Definitive Proxy Statement
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[X]      Soliciting Material Pursuant to ss. 240.14a-12

                            Mylan Laboratories, Inc.

                (Name of Registrant as Specified In Its Charter)

                                 Carl C. Icahn,
                   Barberry Corp., Hopper Investments LLC and
                         High River Limited Partnership


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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


         On June 1, 2005, Carl Icahn issued a press releases attached hereto as Exhibit A.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO SOLICITATION OF PROXIES BY MR. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF MYLAN LABORATORIES INC. FOR USE AT ITS ANNUAL MEETING (A) WHEN AND IF THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION, AND (B) WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WHICH WILL BE MAILED TO STOCKHOLDERS OF MYLAN LABORATORIES INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE POTENTIAL PARTICIPANTS IN A POTENTIAL PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 13D FILED BY MR. ICAHN AND HIS AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 28, 2005 WITH RESPECT TO MYLAN LABORATORIES INC. THAT
SCHEDULE 13D IS CURRENTLY AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE.

                                                                      EXHIBIT A
                              FOR IMMEDIATE RELEASE
       ICAHN CALLS ON MYLAN TO PURSUE HIS $20 PER SHARE PROPOSAL FOR MYLAN

New York, New York, June 1, 2005
Contact:  Susan Gordon (212) 702-4309

On June 1, 2005, High River Limited Partnership delivered the following letter to Mylan Laboratories, Inc.:

                         HIGH RIVER LIMITED PARTNERSHIP
                          767 FIFTH AVENUE - 47TH FLOOR
                            NEW YORK, NEW YORK 10153



                                                              June 1, 2005


VIA FAX DELIVERY

Milan Puskar
Chairman of the Board
Mylan Laboratories, Inc.
1500 Corporate Drive
Suite 400
Canonsburg, Pennsylvania 15317-8574

Dear Mr. Puskar:

         We consider it to be very fortunate for Mylan shareholders that Mylan did not go forward with its proposed acquisition of King Pharmaceuticals, Inc., which we and other Mylan shareholders criticized from the start. Mylan was willing to pay $16.66 per share of King stock.1 Yesterday King stock closed at $9.46. Frankly, it is hard for us to understand what could have lead the Mylan Board to pursue the proposed King transaction in the first place and we are further baffled by your failure to engage us in discussions regarding our proposal to acquire Mylan.

         Six months ago we submitted a $20 per share proposal to acquire Mylan with no "breakup fee." We have repeatedly indicated that we are available to discuss that proposal with you. Even though the performance of Mylan's generic segment continues to deteriorate (most recently earnings from operations declined 16% in the fourth quarter of fiscal year 2005 compared to the fourth quarter of fiscal year 2004), we continue to stand by our proposal. On Mylan's March 10, 2005 conference call with investors, in reply to a question posed regarding whether Mylan considered itself as an "acquirer" or an "acquiree" in the U.S. generic industry consolidation, Mr. Coury responded that he "would not rule out ... any opportunities." Shockingly, even after making such statement publicly, Mylan has failed to engage in any discussions with us regarding our proposal! As we advised the Board in our prior communications, we anticipate contributing, together with our affiliates, $1.5 billion of the necessary equity and we believe that after completing the customary due diligence, we will be in position to obtain any additional financing for the acquisition. We are prepared to commence our diligence review immediately. We believe that Mylan's management should let the shareholders decide whether they desire to accept $20 per share. It is incumbent on Mylan's Board to pursue our proposal and not continue to ignore an opportunity to provide shareholders with the benefits it would provide. We urge you to seize this opportunity for shareholders now, as we remain concerned that, under current management, Mylan will suffer additional deterioration in its business.

         We are also concerned that rather than seeking an open sale process for Mylan, the Board may once again pursue an ill-advised transaction that may have a negative impact on Mylan's business and as a result make Mylan a less attractive acquisition candidate. Our sensitivity in this regard has been heightened by the statement made on February 24, 2005 by Mylan's legal counsel that "the reason for the [2005 annual shareholders] meeting being held in October was because of other events that the company anticipates being involved with in the summer ... ." Given  your near miss with the King  proposal,  we are concerned about what other egregious errors Mylan may be on the verge of making.

         In that regard, we are also watching diligently to ensure management maximizes the benefits of nebivolol for Mylan shareholders in a timely fashion and does not mishandle this unique opportunity. To date, Mylan has only provided limited insight to investors regarding nebivolol. While we are excited for the potential of nebivolol in hypertension, the congestive heart failure market may offer the greatest opportunity to Mylan. We note that over the last twelve months ended March 31, 2005 the two leading brand name beta blockers with indications for congestive heart failure are Toprol-XL ($1,033MM in U.S. sales) and Coreg (517MM GBP or $946MM in North American sales at current exchange rates). In a press release dated August 30, 2004, Mylan CEO, Robert Coury, stated "we would like to extend our congratulations to Menarini for having completed a successful heart failure study with nebivolol. These preliminary results provide important additional data and further supports our excitement regarding the potential health benefits nebivolol may hold". However, Mylan has not disclosed whether it has conducted the necessary trials on nebivolol to obtain an FDA indication for congestive heart failure or to properly differentiate nebivolol for use in congestive heart failure from the other brand name beta-blockers. The lack of communication regarding a drug of this potential magnitude is, in our view, wrong and exacerbates our concerns regarding Mylan's plans for nebivolol. We expect that on June 14th, the date of the next investors' presentation scheduled by Mylan, Mylan will finally clarify to investors both its plan for marketing nebivolol and the progress (if any) made to date in attempting to obtain an indication from the FDA for congestive heart failure.

         We remind you once again that Mylan's Board should be acting as fiduciaries for all Mylan shareholders. You should not doubt that we will hold Mylan Board members personally responsible and accountable for any failures to properly discharge their duties.

                                Very truly yours,

                                High River Limited Partnership
                                By: Hopper Investments LLC, its general partner
                                By: Barberry Corp., its sole member

                                By: /s/ Carl C. Icahn
                                    Carl C. Icahn, Chairman


SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO SOLICITATION OF PROXIES BY MR. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF MYLAN LABORATORIES, INC. FOR USE AT ITS ANNUAL MEETING (A) WHEN AND IF THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION, AND (B) WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WHICH WILL BE MAILED TO STOCKHOLDERS OF MYLAN LABORATORIES, INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE POTENTIAL PARTICIPANTS IN A POTENTIAL PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 13D FILED BY MR. ICAHN AND HIS AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 28, 2005 WITH RESPECT TO MYLAN LABORATORIES, INC. THAT
SCHEDULE 13D IS CURRENTLY AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE.



--------
1 Based on closing prices of King and Mylan stock on the day prior to your announcement of that transaction.